EXHIBIT 99.1
                                 PRESS RELEASE



For Immediate Release                        For Further Information Contact:

Titanium Metals Corporation                  J. Landis Martin
1999 Broadway Suite 4300                     Chairman and CEO
Denver, Colorado  80202                      303-296-5600





                           TIMET LISTED ON BIG BOARD

     DENVER, COLORADO_June 29, 1998_Titanium Metals Corporation ("TIMET") today announced that it will begin trading shares of its common stock on the New York Stock Exchange under the symbol "TIE" on July 16, 1998, pending final approval of the Exchange.

     TIMET, which has previously listed its common stock on the Nasdaq National Market under the symbol "TIMT," expects the NYSE listing to enable it to broaden its base of investors and to reduce volatility in the price of its common stock.

     "The listing of TIMET common stock on the NYSE is an indication of the progress TIMET has made during its two years as a public company and its coming of age as one of the major specialty metals manufacturers in the United States," said J. Landis Martin, Chairman and Chief Executive Officer of the Company.


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     TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products.

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